EXHIBIT 23.3

Board of Directors

Monmouth Capital Corporation

Freehold, NJ

Consent of Independent Certified Public Accountants

We consent to the inclusion in Amendment No. 1 to the registration statement on Form S-4 of Monmouth Real Estate Investment Corporation, file number 333-142590, of our report dated March 14, 2007, relating to the consolidated statements of income, shareholders’ equity, and cash flows of Monmouth Capital Corporation and subsidiaries for the year ended December 31, 2006, which report appears in the December 31, 2006 Annual Report on Form 10-K of Monmouth Capital Corporation, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Cowan, Gunteski & Co., P.A.

Toms River, New Jersey

June 4, 2007

Reply to: 40 Bey Lea Road, Suite A 101, Toms River, NJ 08753 Phone: 732-349-6880 Fax: 732-349-1949

750 Broad Street, Shrewsbury, NJ 07702 Phone: 732-741-2624 Fax: 732-741-8590

Member of CPAmerica International

Auditors of SEC Registrants under the PCAOB

www.cowangunteski.com